SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


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                          CONTIFINANCIAL CORPORATION
   ______________________________________________________________________
                 (Name of Registrant Specified in its Charter)

     ______________________________________________________________________
   ( Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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


                          CONTIFINANCIAL CORPORATION
                               277 Park Avenue
                           New York, New York 10172
                           ------------------------


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              SEPTEMBER 17, 1997

      TO OUR STOCKHOLDERS:

      The Annual Meeting of the stockholders of ContiFinancial Corporation, a Delaware corporation (the "Company"), will be held in New York City at the Rihga Royal Hotel, 54th Floor, 151 West 54th Street, September 17, 1997 at 9:00 a.m. to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

      1. To elect three directors to serve for the ensuing three years and until their successors are duly elected and qualified.

      2. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending March 31, 1998.

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on July 22, 1997 as the record date for determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and only record holders of the Company's common stock at the close of business on that day will be entitled to vote.

      TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

      If you do plan to attend the Annual Meeting in person, we would appreciate your response by indicating at the appropriate place on the proxy card enclosed.

                                            By Order of the Board of Directors,



                                            /s/ Alan L. Langus
New York, New York                          Alan L. Langus
July 28, 1997                               Secretary

                          CONTIFINANCIAL CORPORATION
                               277 Park Avenue
                           New York, New York 10172
                           ------------------------

                               PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                       Meeting Date: September 17, 1997

      This Proxy Statement is being sent on or about July 29, 1997 in connection with the solicitation of proxies by the Board of Directors of ContiFinancial Corporation, a Delaware corporation (the "Company"). The proxies are for use at the 1997 Annual Meeting of the Stockholders of the Company, which will be held in New York City at the Rihga Royal Hotel, 54th Floor, 151 West 54th Street, September 17, 1997 at 9:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on July 22, 1997 (the "Record Date"). Only holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any meetings held upon adjournment thereof.

      A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for (i) the nominees for election as directors as set forth in this Proxy Statement, (ii) the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company and (iii) as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

     An Annual Report to Stockholders for the year ended March 31,1997, including financial statements, was distributed on June 27, 1997 to stockholders of record as of June 9, 1997. For those stockholders who were not stockholders as of June 9, 1997 but who were stockholders as of the Record Date, an Annual Report is being mailed to them concurrently with this Proxy Statement. The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                              VOTING SECURITIES

     At the Record Date, there were 47,623,984 shares of Common Stock outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. The ratification of the appointment of the independent accountants must be approved by a majority vote of the stockholders present in person or represented by proxy at the Annual Meeting and each Director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting.

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth security ownership information regarding Common Stock as of July 9, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of Common Stock, (ii) each Director (which includes the three nominees for Director), (iii) each of the executive officers named in the Summary Compensation Table appearing below (the "Summary Compensation Table") and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner is in care of ContiFinancial Corporation, 277 Park Avenue, New York, New York 10172.

Name of Beneficial Owner          Shares of Common Stock   Percentage
------------------------          ----------------------   ----------
Continental Grain Company (a)     35,918,421               75.4%
Pilgrim Baxter & Associates (b)   2,528,900                5.7%
James E. Moore (c)                638,407                  1.3%
Robert A. Major (c)               226,729                  (d)
Glenn S. Goldman (c)              237,401                  (d)
A. John Banu (c)                  237,001                  (d)
Scott M. Mannes (c)               238,401                  (d)
James J. Bigham (e)               5,000                    (d)
Paul J. Fribourg (a) (e) (f)      5,000                    (d)
John W. Spiegel                   5,000                    (d)
Donald L. Staheli                 20,000                   (d)
John P. Tierney                   3,000                    (d)
Lawrence G. Weppler (e)           1,000                    (d)
Michael J. Zimmerman (e)          0                        (d)
All  Directors and  Executive
Officers as a Group (20 persons)  2,423,703                5.1%
(g)

(a) Michel Fribourg, members of his family and trusts for their benefit beneficially own substantially all of the issued and outstanding voting stock of Continental Grain Company. Paul J. Fribourg is the son of Michel Fribourg.



(b) This information was obtained from a Schedule 13G filing dated February 14, 1997 on behalf of Pilgrim Baxter & Associates.

(c)   Included  for Messrs.  Moore,  292,715  shares;  Banu,  126,400  shares,
      Goldman, 126,400 shares and Mannes, 126,400 shares of "restricted" Common Stock and for Messrs. Moore, 335,592 shares; Major, 223,729 shares; Banu, 110,001 shares; Goldman, 110,001 shares; and Mannes, 110,001 shares of Common Stock issuable upon exercise of options. Does not include 381,146 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the date hereof.

(d)   Represents less than 1% of the Common Stock  outstanding at July 9, 1997.


(e)   Messrs.  Bigham,  Fribourg,   Weppler  and  Zimmerman  are  officers  of
      Continental Grain Company.

(f) By virtue of his position as Chairman, President and Chief Executive Officer of Continental Grain Company, Mr. Fribourg may be deemed to have beneficial ownership of the shares of the Company owned by Continental Grain Company. Mr. Fribourg disclaims beneficial ownership of such shares.

(g) Includes 1,043,555 shares of "restricted" Common Stock and 1,331,348 shares of Common Stock issuable upon the exercise of options. Does not include 592,742 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the date hereof.

       The shares of Common Stock beneficially owned by Continental Grain Company ("Continental Grain") constitute approximately 75% of the shares of Common Stock entitled to vote at the Annual Meeting. Continental Grain has indicated to the Company that it intends to vote all such shares of Common Stock "FOR" the election of Directors of each of the Company's nominees named below and "FOR" the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company.

                            ELECTION OF DIRECTORS

      The Company's Board of Directors currently consists of eight members and is divided into three Classes serving staggered terms, the term of one Class of Directors to expire each year. At the Annual Meeting, the shareholders will elect three Class II Directors for a term of three years expiring in 2000 and until their respective successors shall have been duly elected and qualified. The term of the Class I Directors expires at the annual meeting of the Company's stockholders following the end of the Company's fiscal year ending March 31, 1999 and the term of the Class III Directors expires at the first annual meeting of the Company's stockholders following the end of the Company's fiscal year ending March 31, 1998, at which times Directors of the appropriate Class will be elected for three-year terms. All nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election as Directors of Paul J. Fribourg, John W. Spiegel and Lawrence G. Weppler. The Class II Directors will be elected by a plurality of the votes cast. In the event that any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

      The Company is currently searching for an additional independent Director. This additional Director will not be affiliated with the Company or any of its principal stockholders.

      Biographical information follows for each person nominated and each person whose term of office continues after the meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH NOMINEES.

Nominees

Class II Directors

      Paul J. Fribourg. Mr. Fribourg has been a Director of the Company since October 1995. He has been President and Chief Executive Officer of Continental Grain since April 1997 and Chairman of its Board of Directors since July 1997. Previously, Mr. Fribourg was President and Chief Operating Officer of Continental Grain since June 1994. From April 1990 to June 1994 Mr. Fribourg served as Executive Vice President of the Bulk Commodities Group of Continental Grain. Mr. Fribourg is the son of Michel Fribourg.

      John W. Spiegel. Mr. Spiegel has been a Director of the Company and Chairman of the Audit Committee since February 1996. Mr. Spiegel has been Executive Vice President and Chief Financial Officer of SunTrust Banks, Inc. since 1985 and Treasurer of Trust Company of Georgia since 1978. Mr. Spiegel also is currently a member of the Boards of Directors of Rock-Tenn Company (a manufacturer of paperboard products) and Student Loan Marketing Association (a non-bank finance company).

      Lawrence G. Weppler. Mr. Weppler has been a Director of the Company since October 1995. He also has been Vice President and General Counsel-Corporate of Continental Grain since April 1993. From 1980 to April 1993, Mr. Weppler served as Deputy General Counsel of Continental Grain.

Continuing Directors

Class I Directors

      James E. Moore. Mr. Moore has been President, Chief Executive Officer and a Director of the Company since October 1995. He has been a Managing Director of ContiFinancial Services Corporation ("ContiFinancial Services") since 1988 and was its President until July 1997. He has been Chairman of ContiMortgage Corporation ("ContiMortgage") since 1990. Mr. Moore joined ContiFinancial Services in 1983 as an investment banker. (ContiMortgage and ContiFinancial Services are wholly-owned subsidiaries of the Company.) He is also a Director of Student Loan Marketing Association (a non-bank finance company).

      Donald L. Staheli. Mr. Staheli has been a Director of the Company since October 1995. He was Chairman of the Board of Directors of Continental Grain from June 1994 until July 1997 and from 1988 until his retirement in April 1997, he was Chief Executive Officer of Continental Grain. From 1988 until June 1994, Mr. Staheli served as President and a Director of
Continental Grain. Mr. Staheli serves as a Director of Prudential Life Insurance Company of America (a property and life insurance company) and Bankers Trust Company (a bank holding company). Mr. Staheli also serves as a member of the Supervisory Board of Directors of Fresenius Medical Care A.G (a foreign medical device manufacturing company).

Class III Directors

      James J. Bigham. Mr. Bigham has been a Director of the Company since October 1995. Mr. Bigham has been Vice Chairman of Continental Grain since April 1997. He also has been a Director, Executive Vice President and Chief Financial Officer of Continental Grain since August 1989 and a Director of ContiMortgage since 1990.

      John P. Tierney. Mr. Tierney has been a Director of the Company and Chairman of the Independent Directors' Committee since February 1996. From 1987 until his retirement in December 1994, Mr. Tierney was the Chairman of the Board and Chief Executive Officer of Chrysler Financial Corporation (a non-bank finance company). Mr. Tierney is also currently a Director of RCSB Financial, Inc. (a holding company for Rochester Community Savings Bank, a consumer banking and lending company).

      Michael J. Zimmerman. Mr. Zimmerman has been a Director of the Company since February 1997. He also has been a Senior Vice President-Investments and Strategy of Continental Grain since May 1996. From January 1985 to April 1996, Mr. Zimmerman was a managing director at Salomon Brothers. Mr. Zimmerman is also currently a member of the Board of Directors of U.S. Can Corporation (a manufacturing company).

Section 16(a) Reporting Delinquencies

      An initial Form 3 was to have been filed within 10 days of Mr. Zimmerman becoming a Director of the Company. He became a Director on February 12, 1997. The related Form 3 was filed on April 25, 1997.

Meetings and Committees

      The Company has an Executive Committee, a Compensation Committee, an Audit Committee, an Independent Directors Committee and a 1995 Stock Plan Committee (which also serves as the Section 162(m) Plan Committee). There is no standing nominating committee.

     The Executive Committee, currently comprised of Messrs. Bigham, Fribourg, Moore, and Zimmerman is authorized and empowered, to the extent of Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors. The functions of the Compensation Committee, currently comprised of Messrs. Bigham, Fribourg, Spiegel, Staheli and Tierney, include reviewing compensation of the executive officers of the Company. The Audit Committee, currently comprised of Messrs. Spiegel and Tierney, assists the Board of Directors in overseeing the financial reporting and the internal operating control of the Company. The role of the Independent Directors Committee, currently comprised of Messrs. Spiegel and Tierney, encompasses reviewing and passing on the fairness of all future material agreements and material transactions between the Company (or any of its subsidiaries) and Continental Grain (or any of its subsidiaries other than the Company and its subsidiaries). The 1995 Stock Plan Committee, currently comprised of Messrs. Spiegel and Tierney, administers the ContiFinancial Corporation 1995 Long Term Stock Incentive Plan (the "1995 Stock Plan") and any other Section 162(m) compensation awards.

      During the year ended March 31, 1997, there were five meetings of the Board of Directors, six meetings of the Executive Committee, six meetings of the Compensation Committee, three meetings of the Audit Committee, two meetings of the Independent Directors Committee and two meetings of the 1995 Stock Plan Committee. Each Director attended each meeting of the Board and each meeting held by all committees on which he served.

                                  MANAGEMENT

Executive Officers and Directors

      The  directors   and  executive   officers  of  the  Company  and  their
respective ages and positions are as follows:

Name                    Age                    Position
----                    ---                    --------
James E. Moore          50 President, Chief Executive Officer and Director
Robert A. Major         50 Executive Vice President of the Company and
                           President and Chief Executive Officer of
                           ContiMortgage
Glenn S. Goldman        35 Executive Vice President of the Company and
                           Co-President of ContiFinancial Services
Scott M. Mannes         38 Executive Vice President of the Company and
                           Co-President  of ContiFinancial Services
Peter Abeles            42 Senior Vice President of the Company and
                           Managing Director of ContiFinancial
                           Services
Robert J. Babjak        54 Senior Vice President of the Company and
                           Executive Vice President and Chief Operating
                           Officer of ContiMortgage
A. John Banu            42 Senior Vice President of the Company and Senior
                           Managing Director of ContiFinancial Services
Daniel J. Egan          42 Senior Vice President of the Company and Senior
                           Vice President and Chief Financial Officer
                           of ContiMortgage
Michael J. Festo        45 Senior Vice President, Human Resources
Alan L. Langus          50 Senior Vice President, Chief Counsel and
                           Secretary
Jerome M. Perelson      58 Senior Vice President of the Company and
                           Managing Director and Chief Credit Officer of ContiFinancial Services
Daniel J. Willett       47 Senior Vice President and Chief Financial
                           Officer of the Company and Managing Director of ContiFinancial Services
Debra J. Huddleston     41 Vice President - Internal Audit

Susan E. O'Donovan      36 Vice President and Controller
James J. Bigham         59 Director and Chairman of the Board

Paul J. Fribourg        43 Director
John W. Spiegel         56 Director
Donald L. Staheli       65 Director
John P. Tierney         65 Director
Lawrence G. Weppler     52 Director
Michael J. Zimmerman    46 Director

      Robert A. Major. Mr. Major has been Executive Vice President of the Company since October 1995, President and a Director of ContiMortgage since July 1995 and Chief Executive Officer of ContiMortgage since June 1996. Prior to becoming Chief Executive Officer, Mr. Major was the Chief Operating Officer, a position he had held since July 1995. From February 1993 to July 1995, Mr. Major was Chief Operating Officer for NationsCredit Corporation (a diversified financial services company). From April 1990 to February 1993, Mr. Major was Chief Executive Officer of Chrysler First (a consumer finance company acquired by NationsBank Corporation in February 1993).

      Glenn S. Goldman. Mr. Goldman has been Executive Vice President of the Company since July 1997, prior to which he had been Senior Vice President since October 1995. He joined ContiFinancial Services in April 1990 and was appointed Managing Director of ContiFinancial Services in August 1992 after holding the position of Vice President, Corporate Finance. He was appointed Co-President of ContiFinancial Services in July 1997.

      Scott M. Mannes. Mr. Mannes has been Executive Vice President of the Company since July 1997, prior to which he had been Senior Vice President since October 1995. He joined ContiFinancial Services in September 1990 and was appointed Managing Director of ContiFinancial Services in August 1992 after holding the position of Vice President, Corporate Finance. He was appointed Co-President of ContiFinancial Services in July 1997.


      Peter Abeles. Mr. Abeles has been Senior Vice President of the Company since October 1995. He joined ContiFinancial Services in 1989 and was appointed Managing Director of ContiFinancial Services in August 1992 after serving as Vice President, Corporate Finance from October 1989 to August 1992.

      Robert J. Babjak. Mr. Babjak has been Senior Vice President of the Company since October 1995. He was appointed Executive Vice President and Chief Operating Officer of ContiMortgage in June 1996 prior to which he was Senior Vice President, Chief Credit Officer, a position he had held since October 1995 when he was also appointed as a Director of ContiMortgage. Prior to October 1995 he was Vice President, Chief Credit Officer of ContiMortgage, a position he had held since April 1992. Mr. Babjak joined ContiMortgage in June 1991 as Chief Credit Officer.

      A. John Banu. Mr. Banu has been Senior Vice President of the Company since October 1995. He joined ContiFinancial Services in 1984 as Vice President, Debt Placement and was appointed Managing Director of ContiFinancial Services in August 1992 and Senior Managing Director in July 1997.

      Daniel J. Egan. Mr. Egan has been Senior Vice President of the Company since October 1995. He was appointed Senior Vice President, Chief Financial Officer and a Director of ContiMortgage in 1995, prior to which he was Vice President, Chief Financial Officer of ContiMortgage, a position he had held since April 1991. From October 1990 to April 1991, Mr. Egan was Controller of ContiMortgage.

      Michael J. Festo. Mr. Festo has been Senior Vice President, Human Resources of the Company since September 1996, prior to which he held the position of Vice President, Human Resources of the Company from October 1995. He was appointed Vice President, Human Resources of ContiTrade Services Corporation in July 1990. Mr. Festo held a number of staff and executive human resources positions within Continental Grain since joining Continental Grain in 1974.


      Alan L. Langus. Mr. Langus has been Senior Vice President, Chief Counsel and Secretary of the Company since September 1996, prior to which he held the position of Vice President, Chief Counsel and Secretary of the Company from October 1995. He was Vice President and Chief Counsel of ContiTrade Services Corporation between December 1989 and October 1995.


      Jerome M. Perelson. Mr. Perelson has been Senior Vice President of the Company since February 1997 prior to which he held the position of Senior Vice President and Chief Financial Officer of the Company from October 1995. He has been Managing Director and Chief Credit Officer of ContiFinancial Services since September 1995. Mr. Perelson joined Continental Grain in 1971. He was appointed Managing Director and Chief Credit Officer of ContiTrade Services Corporation in August 1989 and President in November 1993, after serving as Corporate Deputy Treasurer of Continental Grain.

      Daniel J. Willett. Mr. Willett has been Senior Vice President and Chief Financial Officer of the Company since February 1997. He was also a Director of the Company from October 1995 until January 1997. He has been a Managing Director of ContiFinancial Services since January 1997. Mr. Willett also was a Vice President and Treasurer of Continental Grain from March 1990 to January 1997.

      Debra J. Huddleston. Ms. Huddleston has been Vice President - Internal Audit of the Company since May 1997. She was appointed Vice President - Internal Audit of ContiMortgage in July 1992. Prior to that, Ms. Huddleston also held the position of Controller - Government Securities and Foreign Exchange Division of Continental Grain since 1991.

      Susan  E.  O'Donovan.   Ms.   O'Donovan  has  been  Vice  President  and
Controller of the Company since October 1995. She joined ContiFinancial Services as Controller in April 1991. From August 1983 until March 1991, Ms. O'Donovan was an auditor at Price Waterhouse LLP.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                   -------------------                 ----------------------

                                                                AWARDS              PAYOUTS
                                                                ------              -------
                           FISCAL                             RESTRICTED    STOCK    LTIP
NAME                        YEAR       SALARY       BONUS(a)   STOCK(b)    OPTIONS  PAYOUTS(c)      OTHER(d)
----                        ----       ------       --------   --------    -------  ----------      --------
                                          $             $         $           #          $              $
James E. Moore              1997       250,000     2,000,000     ----       ----       ----          719,500
Chief Executive Officer     1996       243,333     2,400,000  7,683,768    479,420     ----          354,500
                            1995       230,000     1,000,000     ----       ----      80,000           4,500

Robert A. Major             1997       220,883     1,500,000     ----       ----       ----           ----
Executive Vice              1996       141,666     2,000,000     ----      319,615     ----           ----
President/
Chief  Executive            1995        ----          ----       ----       ----       ----           ----
Officer, ContiMortgage


Glenn S. Goldman            1997       164,667     1,160,000     ----       ----       ----          674,500
Executive Vice              1996       158,667     1,375,000  3,318,000    157,145     ----          729,500
President/
Co-President,               1995       152,000       710,000     ----       ----       ----            4,500
ContiFinancial Services

Scott M. Mannes             1997       164,667     1,160,000     ----       ----       ----          674,500
Executive Vice              1996       158,667     1,375,000  3,318,000    157,145     ----          254,500
President/
Co-President,               1995       152,000       710,000     ----       ----       ----            4,500
ContiFinancial Services

A. John Banu                1997       147,500    1,160,000      ----       ----       ----          481,362
Senior Vice President/      1996       140,000    1,395,000   3,318,000    157,145     ----          254,200
Senior Managing             1995       130,000      710,000      ----       ----       ----            3,900
Director,
ContiFinancial Services


      (a) Includes amounts paid, accrued or deferred bonuses pursuant to the Company's Named Executive Bonus Plan (as defined in the Joint Report of Compensation Committee and Stock Plan Committee (the "Report") herein).

      (b) Restricted stock awards shown were granted in connection with the Company's initial public offering and are valued at the Company's initial public offering price. The number and value of the unvested restricted stock holdings at March 31, 1997 for each person named is as follows: Mr. Moore, 175,630 shares with a market value of $5,444,530, Messrs. Banu, Goldman and Mannes, 75,840 shares each with a market value of $2,351,040 each. The restricted shares have vested or will, subject to reporting person's continued employment with ContiFinancial Corporation, vest as follows: 15% as of the date of grant; 25% as of March 31, 1997; 20% as of March 31, 1998; 20% as of March 31, 1999; and
            20% as of March 31, 2000. In addition, the restricted shares have vested or will vest upon a change of control, as defined in the Long Term Stock Incentive Plan and are subject to accelerated vesting in the event of termination of the reporting person's employment for certain reasons.

      (c)   Includes   payments  made  pursuant  to  awards  granted  under  a
            Continental Grain Performance Incentive Plan, which has been terminated and does not apply to the Company.

      (d)   Represents   the   Company   matching   contributions   under  the
            Continental Grain Savings Plan, a defined contribution plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended, in 1997 for Messrs. Moore, Goldman and Mannes, $4,500 each and Mr. Banu, $4,362 and payments made pursuant to the ContiFinancial Services Long Term Incentive Compensation Plan in 1997 for Messrs. Moore, $715,000; Goldman, $670,000;
            Mannes, $670,000 and Mr. Banu, $477,000. The ContiFinancial Services Long Term Incentive Compensation Plan provides for incentive awards based on the value on the sale or deemed sale of certain shares of stock, warrants, rights or other equity participation arrangements obtained by subsidiaries of the Company which are owned by Continental Grain and paid by Continental Grain to participants.



                     AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR 1997 OPTION VALUE (a)

      The following table provides information as to options exercised by each of the named executive officers of the Company during fiscal 1997. The table also sets forth the value of options held by such officers at year end measured in terms of the reported last sale price of the Common Stock on the New York Stock Exchange on March 31, 1997 and the option exercise price. No stock appreciation rights ("SARs") have ever been granted to executive officers.

                         NUMBER OF UNEXERCISED                    VALUE OF UNEXERCISED
                                OPTIONS                                 IN THE MONEY
                          AT FISCAL YEAR END                   OPTIONS AT FISCAL YEAR END (a)
                          ------------------                   ------------------------------


                       SHARES
                      ACQUIRED
                        IN        VALUE
                     EXERCISE   REALIZED     EXERCISABLE   UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                     --------   --------     -----------   -------------      -----------       -------------
                                                   #              #                 $                  $
James E. Moore          -----     -----          95,883        383,537           947,836           3,791,369

Robert A. Major         -----     -----          63,922        255,693           631,896           2,527,593

Glenn S. Goldman        -----     -----          31,429        125,716           310,688           1,242,738

Scott M. Mannes         -----     -----          31,429        125,716           310,688           1,242,738

A. John Banu            -----     -----          31,429        125,716           310,688           1,242,738


(a) The 1997 year end value of the Company's Common Stock was $31.00. The dollar value shown in the table is calculated by determining the difference between the year end value of the Company's Common Stock and the exercise price of the option exercisable at year end.

No grants were made to the Named Executive Officers (as defined in the Report) in the fiscal year ending March 31, 1997.


Continental Grain Salaried Employee Retirement Plan

      The following table shows the estimated annual retirement benefits payable at normal retirement age (65) to a person retiring with the indicated highest consecutive five year average direct base salary and years to credited service, on a straight life annuity basis, under the Continental Grain Salaried Employee Retirement Plan (the "Salaried Retirement Plan"), as supplemented by the Continental Grain Supplemental Employee Retirement Plan (the "Supplemental Plan"), each as described below:


                              Estimated Annual Benefits at Retirement With
                                 Indicated Years of Credited Service(a)(b)
                                 -----------------------------------------

        Highest Consecutive
          Five Year Average
         Direct Base Salary                                      Years of Service
         ------------------                                      ----------------
                                       5                10             15              20             25
                                       -                --             --              --             --
                   $100,000         $ 7,061           $14,123        $21,184       $ 28,245        $ 35,307
                   $150,000         $10,936           $21,873        $32,809       $ 43,745        $ 54,682
                   $200,000         $14,811           $29,623        $44,434       $ 59,245        $ 74,057
                   $250,000         $18,686           $37,373        $56,059       $ 74,745        $ 93,432
                   $300,000         $22,561           $45,123        $67,684       $ 90,245        $112,807
                   $350,000         $26,436           $52,873        $79,309       $105,745        $132,182
                   $400,000         $30,311           $60,623        $90,934       $121,245        $151,557



(a) Estimated retirement benefits described above include benefits under Continental Grain's tax-qualified retirement plan and under the related non-qualified excess benefit plan but do not include a refund of (pre-1974) employee contributions, if any, and any cost of living adjustments provided under the plans.

(b) Estimated benefits assume retirement at age 65.

      The  Company  participates  in the  Salaried  Retirement  Plan  covering
salaried  employees  of  Continental  Grain  and  participating   subsidiaries
(including the Company and its subsidiaries) which is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as
amended  (the  "Code").   Generally,   under  the  Salaried   Retirement  Plan
participants with five years of service become entitled to receive a basic retirement benefit upon retirement at age 65 equal to a percentage of final average earnings (both above and below the social security wage base) multiplied by years of service with the employers participating in the plan. Compensation under the plan generally includes base salary and deferrals under any Code Section 401(k) savings plan or Code Section 125 cafeteria plan, and are subject to limits imposed by the Code, including Code Section
401(a)(17)  (generally,   limiting  compensation  to  $160,000  per  year,  as
indexed).  Payments  are made in the form of a joint and  survivor  annuity or
single  life  annuity,   unless  otherwise   elected  by  the  participant  in
accordance  with the  terms of the  plan.  The plan  contains  provisions  for
early   retirement   payments,   payments  upon   disability,   cost-of-living
adjustments for benefits earned prior to September of 1985 and spousal death benefits. As permitted by ERISA, Continental Grain adopted the Supplemental Plan which provides payments by Continental Grain of certain amounts which eligible employees would have received under the Salaried Retirement Plan, if eligible compensation were not limited to $160,000 in 1997 and there were no restrictions under the Code. The estimated annual benefits payable under the Salaried Retirement Plan would be based on average compensation of $227,749, $215,180, $149,499, $147,916 and $127,550 as of March
31, 1997, and 13.6 years, 0.6 years, 5.9 years, 5.5 years and 11.5 years of service as of March 31, 1997 for each of Messrs. Moore, Major, Goldman, Mannes and Banu, respectively.

Joint Report of Compensation Committee and Stock Plan Committee

Introduction

      The Compensation Committee and the Stock Plan Committee of the Company's Board of Directors (respectively, the "Compensation Committee" and "Stock Plan Committee", and collectively the "Committees") were formed upon consummation of the Company's initial public offering ("IPO") in February 1996. The Stock Plan Committee is composed of Mr. Spiegel and Mr. Tierney, the Company's two independent outside directors. The Compensation Committee is composed of Mr. Bigham, Mr. Fribourg, Mr. Staheli, Mr. Spiegel and Mr. Tierney.

      The Stock Plan Committee is responsible (i) for establishing the general policies that apply with respect to stock option, restricted stock, stock appreciation right, performance award and other stock-based award grants to current and newly hired officers and other key employees under the Company's 1995 Long Term Stock Incentive Plan (the "Stock Plan"), and (ii) for determining the size and terms of any actual grants under the Stock Plan. The Stock Plan Committee is also responsible for making all annual bonus determinations under the Named Executive Officers ("NEO") Bonus Plan (the "NEO Bonus Plan"), so that annual bonus awards made under such plans to covered named executive officers of the Company may qualify as "performance based compensation" for purposes of Internal Revenue Code Section 162(m).

      Except for the Stock Plan award and the NEO Bonus Plan award determinations handled by the Stock Plan Committee, the Compensation Committee is responsible for establishing and administering the overall compensation policies applicable to the Company's officers and other key executives, and for determining any other compensation matters relating to the Company's senior management.

      The Committees' primary goal is to have the Company's officer and key employee compensation programs structured and implemented in a manner that recognizes the Company's need to retain and attract the caliber of senior executives and other key employees needed for the Company to compete in the highly competitive businesses in which it operates, while linking the organization's business strategy and objectives to the compensation paid and emphasizing the importance and value of achieving targeted performance objectives at both the operating unit and Company level.

Section 162(m)

      The Committees have adopted a general policy of paying senior executive compensation that complies with the requirements of Internal Revenue Code
Section 162(m), while reserving the right to exceed the Section 162(m) limits where the Committees believe such action(s) to be in the Company's best interest. Consistent with that policy, the Stock Plan Committee within the first ninety (90) days of each fiscal year sets the performance targets for, determines the participants in, and specifies the individual bonus opportunities under the Company's NEO Bonus Plan for such year.


Annual Cash Compensation

      The Committees believe that the Company's practices with respect to cash compensation should emphasize pay for performance by (i) generally setting base salaries at levels that are conservative when compared to estimated market rates, based on available survey, proxy and other data, and
(ii) establishing annual bonus opportunities that provide for competitive levels of total cash compensation for good performance and 75th percentile or higher levels of total cash compensation for excellent to outstanding performance, while also taking into account the basis for, and value of long-term incentive awards.

Base Salary Levels

      For the fiscal year ended March 31, 1997, salary determinations with respect to executive officers and other key executives were made jointly by the Chairman and the Chief Executive Officer of the Company (after taking into account, in the case of CMC executives, the recommendations of the President of CMC), subject to the approval of the Compensation Committee in the case of executive officers.

      Based on  survey  data for the  investment  banking  and  mortgage/asset finance company sectors in which the Company competes, and available 1996-1997 proxy data for various publicly traded mortgage lenders and finance companies, and on the advice of the independent executive compensation consultants advising the Committee regarding such data, the Compensation Committee believes that the base salaries for the Company's current executive officers and other key employees are generally competitive at the median level, when compared to the range of practice for comparable companies.

Annual Bonus Awards

      For the fiscal year ending March 31, 1997, the Company maintained several different annual bonus plans, including an NEO Bonus Plan for certain executive officers likely to be subject to Internal Revenue Code Section 162(m), General Annual Bonus Plans for ContiFinancial Services Investment Banking Group-N.Y. ("CF-NY") and ContiMortgage Corporation ("CMC"), and separate plans for certain other segments of the Company's operations. For the fiscal year ending March 31, 1997, the executive officers of the Company who were not covered by the NEO bonus Plan were covered by the CF-NY General Annual Bonus Plan or the ContiMortgage General Annual Bonus Plan.

      For the fiscal year ending March 31, 1997, the NEO Bonus Plan covered six executive officers, including the five executive officers named in the Summary Compensation Table above as well as one other senior executive. In the case of the covered executive officers employed by

CF-NY, the bonus opportunities under the NEO Bonus Plan for the fiscal year ending March 31, 1997 were based on CF-NY's adjusted net profits (net pre-tax profit before bonus payouts but after taking into account interest expenses and various other direct and allocated expenses). In the case of the covered executives employed by CMC, the bonus opportunities under the NEO Bonus Plan for the fiscal year ending March 31, 1997 were based on CMC's adjusted net profits.

      In accordance with the terms of the NEO Bonus Plan, the Stock Plan Committee set the performance goals and individual bonus opportunities for the fiscal year ending March 31, 1997 within the first 90 days of the fiscal year, and, following the completion of such year, certified the extent of performance goal achievement for such year, determined the maximum amount of bonus payable to each individual participant and then determined the final amounts payable, applying negative discretion as and where it deemed such adjustment appropriate.

      The bonus pools under the CF-NY and CMC General Annual Bonus Plans for the fiscal year ending March 31, 1997 were also based on targets relating to adjusted net profits, with certain adjustments in the total size of the pools to reflect the outstanding performance of CF-NY and CMC and competitive market conditions. In accordance with the terms of the plans, the Compensation Committee certified the size of each of the bonus pools, and reviewed and approved the participants, the bonus allocations and the form of payment.

      Based on recent survey data for the investment banking and mortgage/asset finance company sectors and recent proxy data for publicly
held  mortgage  lenders  and  finance   companies,   and  the  advice  of  the
independent  executive   compensation   consultants  advising  the  Committees
regarding such data, the Committees believe that the combined salary and annual bonus compensation of the Company's executive officers was generally targeted to be competitive with, or somewhat above, the median to 75th percentile range of practice, consistent with CF-NY's and CMC's targeted levels of performance.

      The peer group used in the Performance Graph on page 20 consists of the twenty-two publicly-traded mortgage/asset finance companies identified in the discussion accompanying such Performance Graph. Five of these twenty-two companies (generally representing the larger companies in the group) were included in the mortgage/asset finance company comparator group looked at in connection with the executive officer compensation review process. That review process also took into account data on the mortgage/asset finance investment banking operations at more than twenty-one major investment banking firms, some of which are not publicly-traded and none of which are included in the Performance Graph peer group.

      In this connection, the Committees also note that, for the fiscal year ending March 31, 1997:

(i) the Company's performance was outstanding when compared to that of other comparator companies in terms of growth in, and size of, gross profits, net pre-tax profits and net income, and in terms of absolute and relative rates of return;

(ii) the Company as a whole and the CFS and CMC operations separately continue to have conservative headcounts relative to their competitors, while still performing well on an absolute and relative basis, when compared to such competitors; and


(iii) the total compensation and benefits costs for CFS and the Company as a whole when compared to gross revenues net of interest expense, net pre-tax profits and net income continue to compare very favorably to such data for a number of other publicly traded companies in the mortgage lender/finance company and investment banking sectors.

Stock-Based Incentive Awards

      The Stock Plan authorizes the Stock Plan Committee to grant executive officers and other key employees incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and/or restricted stock unit awards, performance awards, and/or other stock-based awards.

      Executive officers and certain other key employees were granted non-qualified stock options and restricted stock awards at the time of the Company's IPO in early 1996 - awards which the Stock Plan Committee believes create a substantial and appropriate stake in the Company's longer-term success. During the fiscal year ending March 31, 1997, one newly appointed executive officer not listed in the Summary Compensation table (above) was granted stock options and a restricted stock award. In light of the size and timing of the IPO-related grants, no other grants were made under the Plan in the fiscal year ending March 31, 1997.

Special Warrant-Based Incentives

      Pursuant to a pre-IPO plan, various key employees of CF-NY are eligible to receive separate incentive awards that are based on the net amounts realized on the actual or deemed sale of certain securities acquired by exercising designated warrant positions acquired in the normal course of CF-NY's operations.

CEO Compensation

      Based on the Committee's assessment of (i) the Company's level of performance during fiscal year ended March 31,1997, (ii) Mr. Moore's efforts and performance during that year, and (iii) 1996 survey and 1996-1997 proxy data and the advice of the Company's outside executive compensation consultants regarding such data, the Compensation Committee believes that Mr. Moore's $250,000 salary rate for the fiscal year ended March 31, 1997 was generally competitive with median practice for the heads of mortgage-backed/asset-backed securities finance operations, and was otherwise conservative when compared to the proxy data for chief executive officers at publicly traded companies in the mortgage lender/finance company sector.

      Mr. Moore was awarded an annual bonus of $2,000,000 for the fiscal year ended March 31, 1997, based on the Company's and his outstanding performance for the fiscal year -- an award which the Committees believe was appropriate in view of (i) the very substantial increases in gross profits, net pre-tax profits and net income both in absolute dollars and relative to the preceding fiscal year at CFS, at CMC and on a Company-wide basis; (ii) CFS' continued success in building its portfolio of strategic alliances and in maintaining its position as a major player in both the private and public mortgage-backed/asset backed securities finance markets; (iii) CMC's continued success in building its position as a major player in the home equity lending market, as evidenced by the increased volume, and dollar value, of CMC's loan production and the increased size of its servicing portfolio; and (iv) the successful execution of the Company's strategic plan resulting in the acquisition of three retail home equity loan originators and one non-prime auto loan origination and servicing company.


      Based on the survey and proxy data considered and the advice of the Company's outside executive compensation consultants regarding such data, the Committees believe that this annual bonus payout, and Mr. Moore's resulting total cash compensation for the fiscal year ended March 31, 1997, was competitive with the estimated median to 75th percentile total cash compensation levels for comparable positions.

      No stock options were granted to Mr. Moore in fiscal year 1997. The Committee notes that, as a result of size and vesting schedules of prior grants, Mr. Moore has a substantial stake in the longer term success of the Company as measured by the price of the Company's stock -- a stake that the Committee believes creates a very real mutuality of interests with those of the Company's stockholders and provides effective balance vis-a-vis Mr. Moore's annual bonus opportunities.

      Prior to the IPO,  Continental  Grain  Company  established  a Long Term
Incentive Plan to compensate Mr. Moore, among other executives, for performance related to strategic alliances and Continental Grain's successful exercise of certain designated warrant positions and the subsequent sale of the securities acquired. Mr. Moore received $715,000 from this plan in the fiscal year ending March 31, 1997.

Conclusion

      The Committees feel that the total cash compensation paid to the Company's Chief Executive Officer and executive officers for the fiscal year ending March 31, 1997 was competitive and reasonable in light of the Company's continued excellent performance and its ability to manage its general and administrative costs at significantly more efficient levels than comparable companies. Prospectively, the Company intends to continue to pay total compensation at or above the 75th percentile levels for excellent to outstanding performance. The Committees intend to maximize the deductibility of compensation paid to executive officers but will also consider other factors affecting compensation that are in the best interests of the Company and its stockholders which may preclude it from preserving the tax deductibility of certain compensation payments.

Compensation Committee                          Stock Plan Committee

James J. Bigham                                 John W. Spiegel
Paul J. Fribourg                                John P. Tierney
John W. Spiegel
Donald L. Staheli
John P. Tierney

                            DIRECTOR COMPENSATION

      The Company's policy is not to pay any additional compensation to directors who are also employees of the Company and its subsidiaries. Non-employee directors of the Company (including officers of Continental Grain) receive a $23,000 annual fee for serving as a member of the Board of Directors, a $9,000 annual fee for attending all meetings of the Board of Directors in any fiscal year, a $3,000 annual fee for acting as a chairperson of a committee of the Board of Directors and a $1,000 committee chair per diem meeting fee for acting as chairperson. All non-employee directors who are employees of Continental Grain will transfer any fees paid to them to Continental Grain in accordance with Continental Grain's corporate policy.

      Under the Directors Retainer Fee Plan (the "Directors Plan"), a Director who is not an employee of the Company or an affiliate (an "Eligible Director") may elect to receive payment of all or any portion of his or her annual cash retainer and meeting fees (including fees for chairing committees) either currently, in cash or shares of Common Stock, or may elect to defer receipt of any such payment. Any deferral election must be made pursuant to an irrevocable election made six months in advance of the deferral.

      Deferrals are  invested,  at the election of the Eligible  Director,  in
(i) a stock unit account to which earnings are credited based on dividends payable with respect to shares of Common Stock, or (ii) a cash account to which interest is credited annually at the prime rate as published in The Wall Street Journal prior to the beginning of each fiscal year of the Company. As elected by the Eligible Director, distributions are made on the first day of the month following the earliest to occur of the Director's (i) death, (ii) disability or (iii) termination of service or retirement. Distributions made from an Eligible Director's stock unit account will be paid in a single payment in the form of shares of Common Stock (and cash representing any fractional share); distributions from an Eligible Director's cash account will be paid in a single cash payment or in up to 15 annual installments, at the election of the Eligible Director.

      The Directors Plan is administered by the Board of Directors. No rights granted under the Directors Plan are transferable other than pursuant to the laws of descent or distribution. The Directors Plan may be amended or
terminated  by  the  Board  of  Directors,   provided  that  no  amendment  or
termination  may  adversely  affect  any rights  accrued  prior to the date of
amendment  or   termination   and  provided   that  any  amendment  for  which
stockholder approval is required by law or in order to maintain continued qualification of the Directors Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, shall not be effective until such approval has been obtained. The aggregate number of shares authorized for issuance under the Directors Plan is 50,000. As of July 22, 1997, none had been issued.

                             PERFORMANCE GRAPH

      Set forth below is a graph comparing the total shareholder returns (assuming reinvestment of dividends) of the Company from February 14, 1996 (the month in which the Company's Common Stock became registered under
Section 12 of the Securities Exchange Act of 1934, as amended) through March 1997, to the Standard & Poor's 500 Composite Stock Index ("S&P 500") and the Company's peer group (the "Peer Group"). The companies included in the Peer Group consist of Advanced Financial, Advanta Corp. (Class A), American Asset Management Corp., Beneficial Corporation, Cityscape Financial Corp., Countrywide Credit Industries, Inc., Credit Depot Corporation, First Financial Caribbean Corp. , First Mortgage Corporation (California), Fund
American   Enterprises  Holdings  ,  Inc.,  Green  Tree  Financial  Corp.,
Hamilton Financial Services, Helmstar Group, Inc., Imperial Credit Industries Inc., Litchfield Financial Corp., Lomas Financial Corp., Mercury Finance Co., The Money Store Inc., North American Mortgage Co., Paragon Mortgage Corp., Resource Bancshares Mortgage Group, Inc., United Companies Financial Corporation and Westmark Group Holdings Inc.

                           TOTAL SHAREHOLDER RETURNS

DATE       CONTIFINANCIAL CORP           S&P 500 INDEX            PEER GROUP
----       -------------------           -------------            ----------

2/14/96        $100.00                      $100.00                 $100.00

3/96            148.81                        98.63                  109.56

3/97            147.62                       118.18                   95.67

                             CERTAIN TRANSACTIONS

      Continental Grain is the Company's largest stockholder, currently owning approximately 75% of the Company's outstanding Common Stock after the Company's recent offering (the "Offering") of 2,800,000 shares of common stock and an additional 420,000 shares purchased by the underwriters for over allotments. The Offering was completed on June 4, 1997. Continental Grain effectively has voting control on all matters submitted to stockholders, including the election of directors and the approval of extraordinary corporate transactions. Five of the directors of the Company are current or former officers of Continental Grain and such directors constitute a majority of the Board of Directors.

      Continental Grain is able to elect all of the directors of the Company and to determine the outcome of any matter submitted to a vote of the Company's stockholders for approval.

      The following are summaries of the various agreements between the Company (or one of its wholly-owned subsidiaries) and Continental Grain (or one of its subsidiaries), which summaries are qualified in their entirety by reference to such agreements.

      The Company has adopted a policy that all material agreements entered into following the initial public offering in February 1996 (the "IPO") between the Company and Continental Grain and its affiliates will be reviewed and passed on for fairness by the Independent Directors Committee.

Indemnification Agreement

      Continental Grain and the Company have entered into an indemnification agreement (the "Indemnification Agreement"). Subject to certain exceptions, the Indemnification Agreement places financial responsibility for the liabilities related to the business of the Company and its subsidiaries with the Company and financial responsibility for the liabilities related to the business of Continental Grain and its other subsidiaries with Continental Grain. Under the Indemnification Agreement, each of Continental Grain and the Company indemnifies the other in the event of certain liabilities, including liabilities under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Company is not aware of any material payments that it will be required to make, or that it may be entitled to receive, under the Indemnification Agreement. No amounts were paid under the Indemnification Agreement in fiscal 1997.

Tax Sharing Agreement

      As of March 31, 1997, the Company was a member of the Continental Grain Group which files a consolidated Federal income tax return and combined state tax returns in certain states. The Company and Continental Grain had entered into a tax sharing agreement (the "Tax Sharing Agreement") which (i) defined their respective rights and obligations with respect to Federal, state, local and all other taxes for all taxable periods both prior to and after the IPO and (ii) governed the conduct of all audits and other tax controversies relating to the Company.

      Pursuant to the Tax Sharing Agreement, the Company was charged or credited, as applicable, for its Federal income tax liability or refund that would have been payable or received by the Company for such year, or portion thereof, determined as if the Company had filed a separate Federal income tax return computed in accordance with prevailing Federal income tax laws and regulations as applied to the Company as if it were a separate taxpayer. The Company accrued $54 million in Federal taxes payable to Continental Grain under its tax sharing arrangements in fiscal 1997.

      As a result of the sale by the Company of shares in the Offering, which was completed on June 4, 1997, Continental Grain's percentage ownership of the Company was reduced from approximately 81% to approximately 75%. A result of this ownership reduction was the removal of the Company from the Continental Grain Group for purposes of filing Federal income tax returns and certain state tax returns. Consequently, beginning on June 4, 1997, the Company will file its own Federal tax returns.

Employee Benefit Allocation Agreement

      Employees of the Company are eligible to participate in Continental Grain employee benefit plans. Pursuant to an employee benefit allocation agreement (the "Employee Benefit Allocation Agreement"), the cost of the Company's employees' participation in these programs is allocated to the Company based on the actual cost incurred by its employees plus an allocated cost of administration of the plans and overhead. Under the Employee Benefit Allocation Agreement, Continental Grain provides payroll and compensation administration, including access to Continental Grain's licensed personnel software, to the Company. The Company reimburses Continental Grain for all actual costs and administrative expenses incurred by Continental Grain in connection with such services. The Company reimburses Continental Grain for all costs incurred in connection with pension benefits to employees on a stand-alone company basis. The Company paid $793,000 to Continental Grain under its employee benefit allocation arrangements in fiscal 1997.

Services Agreement

      Pursuant to an agreement between Continental Grain and the Company (the "Services Agreement"), Continental Grain provides the Company certain corporate services, including treasury administration, risk management, internal audit, Federal and state tax (including payroll) administration, management information and communications support services, public affairs, and facilities management through March 31, 1999 and from year to year thereafter unless terminated by either party upon 90 days' prior written notice. With 90 days prior written notice, the Company is permitted to terminate the Services Agreement at March 31, 1998. The costs for services provided pursuant to the Services Agreement are determined at the beginning of each fiscal year of the Company, based on Continental Grain's estimate of the percentage of its annual overall costs for providing such services attributable to the Company. The Company paid or accrued $1.7 million for such services (which does not include the guarantee fees described in the next paragraph) in fiscal 1997.

      The Services Agreement also provides that Continental Grain may, but is not obligated to, provide guarantees of obligations due third parties. For these guarantees, the Company will pay Continental Grain annual fees of: (i) 0.05% of the daily average of the utilized sale capacity under any loan or purchase and sale facility guaranteed by Continental Grain; (ii) 0.25% of the
(x) daily average amount at risk to Continental Grain under any excess spread receivables (which represent interest-only and residual certificates received upon the completion of a securitization) or similar structured sale of excess spread receivables guaranteed by Continental Grain; (y) daily average amount of the outstanding debt under any loan agreements or other debt instruments guaranteed by Continental Grain; and (z) annual average amount remaining to be paid by the Company under any leases and other payment obligations guaranteed by Continental Grain and not described in clauses (x) and (y) of this sub-clause (ii); (iii) 0.005% of the amount of proceeds received by the Company in any underwriting agreement guaranteed by Continental Grain; and
(iv) with respect to any other indemnification and performance obligations guaranteed by Continental Grain, 0.25% of the lesser of (a) the daily average of the maximum amount payable by the Company under such indemnity or performance obligation and (b) the amount of proceeds received by the Company in the related transaction. Any guarantee fee ceases to be payable when the Company is no longer legally required to make any such indemnification or performance payment. The Company paid or accrued $472,800 in guarantee fees for such services in fiscal 1997.

      Pursuant to the Services Agreement, the Company has agreed that if, and at such time when, Continental Grain owns less than 20% of the voting stock of the Company, the Company will, at the request of Continental Grain, change the names of the Company and its subsidiaries to names that are not the same as, or confusingly similar to, Continental Grain's current corporate name, including eliminating the term "Conti" from such names.

      Finally, the Services Agreement provides that the Company may request Continental Grain to provide such other corporate services as it routinely provides to other subsidiaries and divisions.

Sublease

      The Company and Continental Grain have entered into a sublease agreement (the "Sublease") pursuant to which the Company subleases from Continental Grain office space at 277 Park Avenue, New York, New York. The Company occupies approximately one and a third floors of space leased from Continental Grain. Under the terms of the Sublease, the Company pays
Continental Grain its costs for the office space. As a subtenant, the Company assumes its proportionate share of the additional rental expenses paid by Continental Grain as a lessee under the terms of its lease. The term of the Sublease extends through February 28, 2000. The Company paid $1.3 million under the Sublease to Continental Grain under its sublease arrangements in fiscal 1997.

Intercompany Financing

      The Company had intercompany financing provided by Continental Grain. The Company paid $18.6 million of interest under the intercompany financing during fiscal year 1997. As of March 12, 1997, the intercompany financing was repaid in full.

Registration Rights

      Under a Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement") between the Company and Continental Grain, the Company has granted Continental Grain the right to require the Company to register shares of Common Stock held by Continental Grain for sale in accordance with Continental Grain's intended method of disposition thereof (a "demand registration"). Continental Grain may require up to six such demand registrations, with no more than one every six months. Additionally, the
Company has granted to Continental Grain the right, subject to certain exceptions, to participate in registrations of Common Stock initiated by the Company on its own behalf or on behalf of its stockholders (a "piggy-back registration"). The Company is required to pay expenses (other than underwriting discounts and commissions) incurred by Continental Grain in connection with the demand and piggy-back registrations. Subject to certain limitations specified in the Common Stock Registration Rights Agreement, Continental Grain's registration rights are assignable to third parties. The Common Stock Registration Rights Agreement contains indemnification and contribution provisions by the Company for the benefit of Continental Grain and permitted assigns and their related persons.

      In connection with the Offering, the Company and Continental Grain planned to enter into a forward purchase contract pursuant to which shares of Common Stock owned by Continental Grain could have been distributed to persons who would have been entitled to exchange certain interests for such Common Stock. Although this forward purchase contract was never executed, the Company was required to reimburse Continental Grain for $260,000 of costs associated with the initial preparation of this transaction.

      Under an Indenture Note Registration Rights Agreement that existed between the Company and Continental Grain for its assignees, the Company had granted Continental Grain the right to demand one registration with respect to an indenture (the "Indenture Note") (or a portion thereof). The Indenture Note was paid in full as of March 12, 1997.

                         WITHHOLDING TAX LOAN PROGRAM

      The Company has granted "restricted" Common Stock (the "Restricted Stock") and options to purchase Common Stock (the "Options") to its key officers and managers under the 1995 Stock Plan. In order to facilitate the continued ownership of such Restricted Stock and Options by those key officers following vesting, the Company implemented a withholding tax loan program to allow such officers to borrow funds from the Company to pay for a portion of the withholding taxes due upon the vesting of the Restricted Stock and Options.

      The following list sets forth those directors and executive officers of the Company who have received such loans in amounts over $60,000 and the amount of the loan outstanding or committed as of March 31, 1997. Interest charged on each loan is equal to one-month LIBOR plus 1.25%. Loans were made on March 14, 1996, March 14, 1997 and March 31, 1997. The first interest payment was originally due March 14, 1997 but was extended to November 1, 1997 as a result of lock up requirements imposed in connection with the Offering.

James E. Moore - President, Chief Executive Officer and Director ($1,038,820) Robert J. Babjak - Senior Vice President ($775,634)
Scott M. Mannes -Executive Vice President ($645,711)
Glenn S. Goldman - Executive Vice President ($637,974)
A. John Banu - Senior Vice President  ($603,774)
Daniel J. Egan - Senior Vice President ($291,422)
Peter Abeles - Senior Vice President ($202,790)
Jerome M. Perelson - Senior Vice President ($142,899)
Michael J. Festo - Senior Vice President, Human Resources ($134,816)
Susan E. O'Donovan - Vice President and Controller ($79,236)
Alan L. Langus - Senior Vice President, Chief Counsel and Secretary ($68,590)

                        RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending March 31, 1998. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING MARCH 31, 1998. UNLESS OTHERWISE INSTRUCTED, SIGNED PROXIES WHICH ARE RETURNED IN A TIMELY MANNER WILL BE VOTED IN FAVOR OF SUCH APPOINTMENT.

                                OTHER BUSINESS

      As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matter in accordance with their judgment.


                                ANNUAL REPORT

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT CONTIFINANCIAL CORPORATION, 277 PARK AVENUE, NEW YORK, NEW YORK 10172.

                            STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company on or prior to March 31, 1998 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the 1998 Annual Meeting.

                              OTHER INFORMATION

      The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company.

                                    By order of the Board of Directors,



                                   /s/ Alan L. Langus
                                    Alan L. Langus
                                    Secretary

New York, New York
July 28, 1997